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                                                                    Exhibit 10.2


                          FORM OF THE WHITE HOUSE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I
                                     PURPOSE

     1.01. PURPOSE. The White House, Inc. Employee Stock Purchase Plan is intended to provide a method whereby employees of The White House, Inc. (the "Company") and its subsidiary corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE II
                                   DEFINITIONS

     2.01 BOARD. "Board of Directors" or "Board" means the Board of Directors of the Company.

     2.02 COMMITTEE. "Committee" means the individuals described in Article XI.

     2.03 COMMON STOCK. "Common Stock" means the common stock of the Company.

     2.04 COVERED COMPENSATION. "Covered Compensation" means the base rate of compensation of the Employee.

     2.05 DESIGNATED SUBSIDIARY CORPORATION. "Designated Subsidiary Corporation" means a Subsidiary Corporation that is designated by the Company's Board of Directors to participate in the Plan.

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     2.06 EMPLOYEE. "Employee" means any person who is employed by the Company or a Designated Subsidiary Corporation.

     2.07 SUBSIDIARY CORPORATION. "Subsidiary Corporation" means any present or future corporation that would be a "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

     3.01 INITIAL ELIGIBILITY. All Employees are eligible to participate hereunder, commencing on any Offering Commencement Date except for the following:

          (a) Employees who have been employed as of the Offering Commencement Date less than 12 months, or such other period as determined by the Committee for an Offering not in excess of 2 years;

          (b) Employees whose customary employment is 20 hours or less per week; and

          (c) Employees whose customary employment is for not more than 5 months in any calendar year.

     3.02 COMMENCEMENT OF PARTICIPATION. An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Human Resources Director of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

     3.03 RESTRICTIONS ON PARTICIPATION. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

          (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation. (For purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

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          (b)  that permits his rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Corporations to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     3.04 LEAVE OF ABSENCE. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day or return to employment is guaranteed by statute or contract. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

                                   ARTICLE IV
                                    OFFERINGS

     4.01 SEMI-ANNUAL OFFERING PERIODS.

          (a) Offering Periods. The Plan will be implemented by offerings ("Offerings") in consecutive offering periods, each constituting a six month period ("Offering Periods"), except for the first Offering Period which may be a shorter period as described below. Such Offering Periods shall continue until the termination of the Plan in accordance with Section 12.05. The first such Offering Period shall be the period beginning on the first day of the month following the closing of the initial public offering of the Company's stock or, if later, the first day of the fiscal month of August 2003 and ending on the last day of the fiscal month of January 2004. (Provided, however, that the first Offering Period will not begin before the effective date of the registration statement filed by the Company for the Plan with the Securities and Exchange Commission.) Subsequent Offering Periods will begin on the first day of the fiscal months of February and August of each year.

          (b) Offering Commencement Date. The Offering Commencement Date is the first day of an Offering Period during which the NASDAQ system is open for trading.

          (c) Offering Termination Date. The Offering Termination Date is the last day of an Offering Period during which the NASDAQ System is open for trading.

     4.02 REVISED OFFERING PERIODS. In the discretion of the Committee, semi-annual Offering Periods may be divided into quarterly Offering Periods or combined into annual Offering Periods. The maximum number of shares available during an Offering Period under Section 10.01 shall be adjusted appropriately.

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                                    ARTICLE V
                               PAYROLL DEDUCTIONS

     5.01 AMOUNT OF DEDUCTION. At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the Offering Period at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his Covered Compensation in effect at any such payday.

     5.02 PARTICIPANT'S ACCOUNT. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

     5.03 CHANGES IN PAYROLL DEDUCTIONS. A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering. The payroll deduction form may provide that it shall continue from Offering Period to Offering Period unless changed by a participant before the beginning of a subsequent Offering Period.

     5.04 LEAVE OF ABSENCE. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan for so long as the individual remains an Employee, or (c) remain a participant in the Plan for so long as the individual remains an Employee during such leave of absence, authorizing deductions to be made from Covered Compensation paid by the Company or its Designated Subsidiary Corporations to the participant during such leave of absence.

                                   ARTICLE VI
                               GRANTING OF OPTION

     6.01 NUMBER OF OPTION SHARES. On the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted a qualified option to purchase on the Offering Termination Date of such Offering Period (at the Option Price in Section 6.02) the number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated during such Offering Period and retained in the participant's account as of the Offering Termination Date by the applicable Option Price.

     6.02 OPTION PRICE. The Option Price of Common Stock purchased with payroll deductions made during an Offering Period for a participant therein shall be the lower of:

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          (a)  85% of the closing price of the stock on the Offering
Commencement Date, or (in the event the stock was not traded on such date) the nearest prior business day on which trading of the Company's Common Stock occurred on the NASDAQ National Market System; or

          (b) 85% of the closing price of the stock on the Offering Termination Date, or (in the event the stock was not traded on such date) the nearest prior business day on which trading of the Company's Common Stock occurred on the NASDAQ National Market System.

          If the Company's Common Stock is not admitted to trading on the NASDAQ National Market System on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                                   ARTICLE VII
                               EXERCISE OF OPTION

     7.01 AUTOMATIC EXERCISE. Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price, subject to the maximum stated in Section 10.01. Except as provided in Section 7.03, any excess in his account at that time will be refunded to him.

     7.02 WITHDRAWAL OF ACCOUNT. By written notice to the Human Resources Director of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all of the accumulated payroll deductions in his account at such time.

     7.03 FRACTIONAL SHARES. Fractional shares will not be issued under the Plan. Any accumulated payroll deductions that would have been used to purchase fractional shares will be carried over and applied to purchase shares in the succeeding Offering Period, if the Employee elects to participate in such Offering Period. If not, such excess payroll deductions will be promptly returned to the Employee.

     7.04 TRANSFERABILITY OF OPTION. During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

     7.05 DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as

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appropriate, the stock purchased upon exercise of his option or arrange for such stock to be held in an account maintained by a brokerage firm designated by the Committee.

                                  ARTICLE VIII
                                   WITHDRAWAL

     8.01 IN GENERAL. As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his account under the Plan at any time prior to an Offering Termination Date by giving written notice to the Human Resources Director of the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an Employee on the security of his accumulated payroll deductions as an election, under Section 7.02, to withdraw such deductions.

     8.02 EFFECT ON SUBSEQUENT PARTICIPATION. A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     8.03 TERMINATION OF EMPLOYMENT. Upon termination of the participant's employment for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Section 12.01.

                                   ARTICLE IX
                                    INTEREST

     9.01 NO PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating Employee.

                                    ARTICLE X
                                      STOCK

     10.01 SHARES SUBJECT TO PLAN. The stock subject to the Plan shall be shares of the Company's Common Stock, which may be (i) authorized but unissued shares,
(ii) treasury shares and/or (iii) shares purchased on the open market by a broker designated by the Company. The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04, shall be Twenty
Five Thousand (25,000) shares in each Offering, plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed Two Hundred Thousand (200,000) shares for all Offerings. No participant may purchase more than Five Hundred (500) shares in any one Offering

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Period, or such other number of shares determined by the Committee prior to the respective Offering Commencement Date. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

     10.02 PARTICIPANT'S INTEREST IN OPTION STOCK. The participant will have no interest in stock covered by his option until such option has been exercised.

     10.03 ISSUANCE OF STOCK. Stock purchased under the Plan will be issued in the name of the participant, or, if the participant so directs by written notice to the Human Resources Director of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

     10.04 RESTRICTIONS ON EXERCISE. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange or NASDAQ, and that either:

          (a) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

          (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

                                   ARTICLE XI
                                 ADMINISTRATION

     11.01 APPOINTMENT OF COMMITTEE. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of either (a) the full Board of Directors or (b) no fewer than two members of the Board of Directors.

     11.02 AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

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     11.03 RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. The Board of
Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     11.04 LIMITED LIABILITY; INDEMNIFICATION. To the maximum extent permitted by applicable law, neither the Company, Board or Committee nor any of its members shall be liable for any action or determination made in good faith with respect to this Plan. In addition to such other rights of indemnification that they may have, the members of the Board and Committee shall be indemnified by the Company to the maximum extent permitted by applicable law against any and all liabilities and expenses incurred in connection with their service in connection with the Plan in such capacity.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.01 DESIGNATION OF BENEFICIARY. A participant may file a written designation of a beneficiary who is to receive any Common Stock that has not been issued or cash which is in the participant's account at the time of the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Human Resources Director of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

     12.02 TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under

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the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

     12.03 USE OF FUNDS. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     12.04 ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

          (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the maximum number and/or kind of shares which may be offered in the Offerings described in Articles IV and Section 10.01 hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

          (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the Committee shall take such action as it deems appropriate and equitable, which action may include, without limitation, one of the following: (i) refund of payroll deductions for such Offering Period; (ii) shortening of the Offering Period or (iii) providing that the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. In the event the Plan is continued after such event, the Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

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     12.05 AMENDMENT AND TERMINATION.

          (a) Action by Board. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Company
(i) increase the maximum number of shares which may be issued under the Plan or under any Offering (except pursuant to Sections 4.02 and 12.04); or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan. Upon termination of the Plan during an Offering Period, at the discretion of the Committee, cash balances in participants accounts may be refunded or the Offering Termination Date may be accelerated. No termination, modification, or amendment of the Plan may otherwise, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

          (b) Automatic Termination. The Plan shall automatically terminate on the earlier of the day prior to the tenth anniversary of the adoption of the Plan, or the issuance of the maximum number of shares available under the Plan pursuant to Section 10.01.

     12.06 TAX WITHHOLDING. At the time an option is exercised or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations.

     12.07 DISQUALIFYING DISPOSITION. The Committee may require that a participant notify the Company of any disposition of shares of Common Stock purchased under the Plan within a period of two (2) years subsequent to the respective Offering Commencement Date or one (1) year from the Offering Termination Date.

     12.08 EFFECTIVE DATE. The Plan shall become effective as of the date it is adopted by the Board of Directors, subject to approval by the shareholders of the Company within 12 months before or after such date. If the Plan is not so approved, the Plan shall be discontinued, any options that had been issued shall be considered nonqualified options and any payroll deductions then held by the Company shall be refunded to the respective Employees.

     12.09 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

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     12.10 EXCLUSION FROM RETIREMENT AND FRINGE BENEFIT COMPUTATION. No portion of the award of options under this Plan, or the proceeds from the sale of stock purchased under the Plan, shall be taken into account as "wages," "salary" or "compensation" for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, and disability, or (iii) any form of extraordinary pay including, but not limited to, bonuses, sick pay and vacation pay.

     12.11 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     12.12 EXPENSES. Expenses of administering the Plan shall be borne by the Company except that, unless determined otherwise by the Committee, brokerage expenses incurred in connection with the purchase of shares shall be included as part of the cost of the shares to participating Employees.

     12.13 GOVERNING LAW. The law of the State of Maryland, without regard to principles of conflict of laws, will govern all matters relating to this Plan, except to the extent it is superseded by the laws of the United States.

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